Exhibit 4.1

NOTE AND WARRANT PURCHASE AGREEMENT

Dated as of August 16, 2007

among

JUMA TECHNOLOGY CORP.

and

THE PURCHASERS LISTED ON EXHIBIT A

i

ii

TABLE OF CONTENTS
(continued)

EXHIBITS

Exhibit A	List of Purchasers
Exhibit B	Form of 6% Convertible Promissory Note
Exhibit C	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock
Exhibit D-1	Series A Warrant
Exhibit D-2	Series B Warrant
Exhibit D-3	Series C Warrant
Exhibit E	Registration Rights Agreement
Exhibit F	Lock-Up Agreement
Exhibit G	Form of Amended Certificate of Incorporation
Exhibit H	Irrevocable Transfer Agent Instructions
Exhibit I	Opinion of Counsel

iii

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is dated as of August 16, 2007 by and among Juma Technology Corp., a Delaware corporation (the “Company”), and each of the Purchasers whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I
Purchase and Sale of Preferred Stock

Section 1.1  Purchase and Sale of Notes. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, 6% convertible promissory notes in the aggregate principal amount of up to five million ($5,000,000) dollars (the “Notes”). The Notes provide for (i) optional conversion into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) upon the adoption of the Amended Certificate and the filing of the Certificate of Designation (each as defined herein), mandatory conversion into shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The Note shall be substantially in the form attached hereto as Exhibit B. The designation, rights, preferences and other terms and provisions of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock attached hereto as Exhibit C (the “Certificate of Designation”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2  Warrants. Upon the following terms and conditions and for no additional consideration, each of the Purchasers shall be issued (i) Series A Warrants, in substantially the form attached hereto as Exhibit D-1 (the “Series A Warrant”), (ii) Series B Warrants, in substantially the form attached hereto as Exhibit D-2 (the “Series B Warrant” and (iii) Series C Warrants, in substantially the form attached hereto as Exhibit D-3 (the “Series C Warrant” and with the Series A Warrant and Series B Warrant, the “Warrants”). Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares.”

Section 1.3  Conversion Shares. The Company has authorized (or will authorize as of the Preferred Stock Filing Date, as hereinafter defined) and will reserve and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, (i) such number of shares of Preferred Stock equal to one hundred twenty percent (120%) of the number of shares of Preferred Stock as shall from time to time be sufficient to effect the entire conversion of the Notes and any interest accrued and outstanding thereon; (ii) a number of shares of common stock, par value $0.0001 per share (the “Common Stock”) equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes and/or the Preferred Stock and (iii) as of the date hereof, such number of shares of Common Stock equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Note, the Preferred Stock and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the Warrant Shares, respectively. The Note, the Preferred Stock, the Warrants, the Preferred Stock, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Securities.”

Section 1.4  Purchase Price and Closing. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Notes and the Warrants for an aggregate purchase price of up to Five Million Dollars ($5,000,000) (the “Purchase Price”). The closing of the purchase and sale of the Notes and the Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Sadis & Goldberg LLP, 551 Fifth Avenue, 21st Floor, New York, New York 10176 (the “Closing”) at 10:00 a.m., New York time on such date as the Purchasers and the Company may agree upon; provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”). Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) its Notes for the principal amount set forth opposite the name of such Purchaser on Exhibit A hereto, (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto and (z) any other documents required to be delivered pursuant to Article IV hereof. At the Closing, each Purchaser shall deliver its Purchase Price by wire transfer to the Company. In addition, the parties acknowledge that Thirty Five Thousand ($35,000) of the Purchase Price funded on the Closing Date shall be deducted by the Purchase Price from the total amount otherwise payable to the Company, and paid over to counsel for the Purchasers in payment of reasonable legal fees and out of pocket expenses of the Purchasers’ counsel.

ARTICLE II
Representations and Warranties

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth in Schedule 2.1(g) hereto, the Company does not have any Subsidiaries. Except as set forth on Schedule 2.1(a), each of the Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants, the Registration Rights Agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), the Lock-Up Agreement (as defined in Section 3.20 hereof) in the form attached hereto as Exhibit F, the Irrevocable Transfer Agent Instructions (as defined in Section 3.13) substantially in the form of Exhibit H attached hereto, and the Certificate of Designation (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and except as set forth on Schedule 2.1(b), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized. As of the date hereof, the Company does not possess the ability to issue shares of Preferred Stock. All shares of Preferred Stock will be duly and validly authorized for issuance upon conversion of the Notes no later than the Preferred Stock Filing Date. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”), a copy of the Company’s proposed Amended Certificate of Incorporation to be filed upon Shareholder Approval (as defined in Section 3.26) (the “Amended Certificate” - attached hereto as Exhibit G), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

(d) Issuance of Securities. The Notes and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and when paid for or issued in accordance with the terms hereof, the Notes and Warrants shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. Upon the adoption of the Amended Certificate and the filing of the Certificate of Designation, the Preferred Stock shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of this Agreement, the Notes, the Certificate of Designation and the Warrants, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Notes and/or the Certificate of Designation and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Certificate, Amended Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, except for conflicts or defaults, which singularly or in the aggregate do not and will not have a Material Adverse Effect, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, except for liens, mortgages, security interests, charges or encumbrances which singularly or in the aggregate do not and will not have a Material Adverse Effect, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except for violations, which singularly or in the aggregate, do not and will not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Notes, the Warrants, the Preferred Stock, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto or any other Transaction Document, and the Certificate of Designation); provided, that for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

(f) Commission Documents, Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended the (“Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has delivered or made available via EDGAR or another Internet web-site to each of the Purchasers true and complete copies of the Commission Documents. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with U. S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(h) No Material Adverse Change. Other than as disclosed in the Company’s Commission Documents, since January 1, 2007, the Company has not experienced or suffered any Material Adverse Effect.

(i) No Undisclosed Liabilities. Except as set forth on Schedule 2.1(i), since January 1, 2007 neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries, as the case may be.

(j) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Commission Documents and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(k) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(l) Indebtedness. Schedule 2.1(l) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed, whether individually or in aggregate, in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 2.1(l), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(m) Title to Assets. Except as set forth on Schedule 2.1(m), each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. Except as set forth on Schedule 2.1(m), all leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

(n) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will be unable to renew its existing insurance coverage for the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such.

(p) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect.

(q) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(r) Certain Fees. Except for the fees payable (which shall not exceed $250,000) pursuant to that certain securities placement agreement dated June 15, 2007 by and between Westminster Securities Corporation and the Company, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

(s) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

(t) Operation of Business. Except as set forth in Schedule 2.1(t), the Company and each of the Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(u) Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Except as set forth on Schedule 2.1(u), the Commission Documents describe all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(v) Books and Record Internal Accounting Controls. The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), as disclosed in the Commission Documents or as set forth on Schedule 2.1(w) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(x) Transactions with Affiliates. Except as set forth in the Commission Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder, or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(y) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the most recent periodic reporting period under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could reasonably be expected to materially affect the Company’s internal controls over financial reporting

(z) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(aa) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Amended Certificate and the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Notes, Preferred Stock and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(bb) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.1(bb), neither the Company nor any Subsidiary has any employment contract, agreement, regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

(cc) Absence of Certain Developments. Except as set forth on Schedule 2.1(cc), since January 1, 2007, neither the Company nor any Subsidiary has:

(i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year;

(iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi) made charitable contributions or pledges in excess of $25,000;

(xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries; or

(xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

(dd) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(ee) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its Subsidiaries which is or would be materially adverse to the Company and its Subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); provided that if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ee), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any Subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(ff) Dilutive Effect. The Company understands and acknowledges that its obligation to (i) issue Preferred Stock upon conversion of the Notes and Conversion Shares upon conversion of the Notes and Preferred Stock in accordance with this Agreement, the Note and the Certificate of Designation, and (ii) its obligations to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(gg) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since January 1, 2007, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(hh) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(ii) Questionable Payments. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any directors, officers, employees, agents or other Persons acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(jj) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(kk) Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company’s current transfer agent is set forth on Schedule 2.1(kk) hereto.

Section 2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders or partners, as the case may be, is required. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof; provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Acquisition for Investment. Such Purchaser is acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(i) below, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(e) Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

(f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

(g) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

(j) Independent Investment. Except as may be disclosed in any filings with the Commission by any Purchaser under Section 13 and/or Section 16 of the Exchange Act, such Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Securities purchased hereunder for purposes of Section 13(d) under the Exchange Act, and such Purchaser is acting independently with respect to its investment in the Securities.

(k) Short Sales. Each Purchaser has not, during the last thirty (30) days prior to the date hereof, directly or indirectly, nor has any party acting on behalf of or pursuant to any understanding with such Purchaser, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16(a)-1(h) under the Exchange Act) with respect to any security of the Company, granted any other right (including, without limitation, any put or call option) with respect to any security of the Company or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Company or otherwise sought to hedge its positioning of the Company’s securities. Each Purchaser shall not, and shall cause any affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any short sales) involving the Company’s securities during the period from the date hereof until such time as (i) after the transactions contemplated by this Agreement are first publicly announced as described in Section 3.16 or (ii) this Agreement is terminated in full pursuant to Section 7.16. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance

ARTICLE III
Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of each Purchaser and its permitted assignees (as defined herein):

Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Notes, Preferred Stock, Warrants, Conversion Shares and the Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes, Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2 Registration and Listing. The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement and the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as such Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own any Preferred Stock, or shall own Conversion Shares which, in the aggregate, represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to such Purchaser’s interests as a stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees. As a condition to such inspection, Purchasers shall keep such information confidential; provided that such information may be disclosed (i) to the extent required by applicable law, regulation or legal process, subpoena, civil investigative demand or other similar process, (ii) to the extent reasonably necessary in connection with the enforcement of rights under this Agreement, (iii) to any governmental, judicial or regulatory authority requiring or requesting such information, and (iv) to its directors, officers, employees, agents, managers and general partners, consultants, accountants, financial advisers, legal counsel and other professional advisers.

Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary, whether such Subsidiary is in existence as of the date of this agreement or formed or acquired subsequent to the date of this agreement, to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

 Section 3.6 Furnishing of Information. Until all of the Securities are eligible for sale under Rule 144(k) promulgated under the Securities Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Until all of the Securities are eligible for sale under Rule 144(k) promulgated under the Securities Act, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 3.7 Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Notes or shall beneficially own any Securities:

(a) quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b) annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c) copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.8 Amendments. Other than the filing of the Amended Certificate, the Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would materially and adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Stock; provided, however, that any creation and issuance, in accordance with the Certificate of Designation, of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank junior to the Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences or privileges. No consideration shall be offered or paid to any holders of the Notes, the Preferred Stock or the Warrants to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes, Preferred Shares or Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

Section 3.9 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

Section 3.10 Distributions. So long as any Notes and/or Preferred Stock remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.11 Status of Dividends. The Company covenants and agrees that (i) no Federal income tax return or claim for refund of Federal income tax or other submission to the Internal Revenue Service (the “Service”) will adversely affect the Notes, the Preferred Stock, any other series of its preferred stock, or the Common Stock, and no deduction shall operate to jeopardize the availability to Purchasers of the dividends received deduction provided by Section 243(a)(1) of the Code or any successor provision, (ii) in no report to shareholders or to any governmental body having jurisdiction over the Company or otherwise will it treat the Preferred Stock other than as equity capital or the dividends paid thereon other than as dividends paid on equity capital unless required to do so by a governmental body having jurisdiction over the accounts of the Company or by a change in generally accepted accounting principles required as a result of action by an authoritative accounting standards setting body, and (iii) it will take no action which would result in the dividends paid by the Company on the Preferred Stock out of the Company’s current or accumulated earnings and profits being ineligible for the dividends received deduction provided by Section 243(a)(1) of the Code. In the event that the Purchasers have reasonable cause to believe that dividends paid by the Company on the Preferred Stock out of the Company’s current or accumulated earnings and profits will not be treated as eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision, the Company will, at the reasonable request of the Purchasers of 51% of the outstanding Preferred Stock, join with the Purchasers in the submission to the Service of a request for a ruling that dividends paid on the Securities will be so eligible for Federal income tax purposes, at the Purchasers expense. In addition, the Company will reasonably cooperate with the Purchasers (at Purchasers’ expense) in any litigation, appeal or other proceeding challenging or contesting any ruling, technical advice, finding or determination that earnings and profits are not eligible for the dividends received deduction provided by Section 243(a)(1) of the Code, or any successor provision to the extent that the position to be taken in any such litigation, appeal, or other proceeding is not contrary to any provision of the Code.

Section 3.12 Use of Proceeds. The net proceeds from the sale of the Notes and Warrants hereunder shall be used by the Company for working capital. The proceeds shall also be used for general corporate purposes, and not to redeem any Common Stock or securities convertible, exercisable or exchangeable into Common Stock, to settle any outstanding litigation or to cause any increase in management’s compensation, direct or otherwise, in a manner other than in the ordinary course of business. An estimated allocation of the net proceeds from the sale of the Securities hereunder is set forth on Schedule 3.12 hereto.

Section 3.13 Reservation of Shares. So long as any of the Notes, Preferred Stock or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred twenty percent (120%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares. Upon the adoption of the Amended Certificate and the filing of the Certificate of Designation the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred twenty percent (120%) of the aggregate number of shares of Preferred Stock needed to provide for the conversion of the Notes.

Section 3.14 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Preferred Stock, the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Notes, the Preferred Stock or exercise of the Warrants in the form of Exhibit H attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.14 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Preferred Stock, Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.14 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.14 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.14, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.15 Disposition of Assets. So long as any Notes or Preferred Stock remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for (A) sales to customers in the ordinary course of business; (B) sales of assets in excess of 25% of the Company’s total assets as shown on its balance sheet; or (C) with the prior written consent of the holders of a majority of the holders of the Notes, Preferred Stock and/or Warrants then outstanding.

Section 3.16 Reporting Status. So long as a Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not cease filing reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.17 Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 24 hours after the Closing has been consummated. The Company shall also file with the Commission a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the form of Certificate of Designation, the Lock-Up Agreement, the form of each series of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four (4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by counsel for the Purchasers. “Trading Day” means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

Section 3.18 Disclosure of Material Information. The Company represents, covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

Section 3.19 Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided that a Purchaser and its pledgee shall be required to comply with the provisions of Article V hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the Purchasers' expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

Section 3.20 Form SB-2 Eligibility. The Company currently meets the “registrant eligibility” and transaction requirements set forth in the general instructions to Form SB-2 applicable to “resale” registrations on Form SB-2 and the Company shall file all reports required to be filed by the Company with the Commission in a timely manner.

Section 3.21 Lock-Up Agreement. The persons listed on Schedule 3.21 attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form as Exhibit F hereto (the “Lock-Up Agreement”), which shall provide the manner in which such persons will sell, transfer or dispose of their shares of Common Stock.

Section 3.22 DTC. Not later than the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause its Common Stock to be eligible for transfer with its transfer agent pursuant to the Depository Trust Company Automated Securities Transfer Program.

Section 3.23 Subsequent Financings.

(a) For a period of twelve (12) months following the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a “Rights Notice”) each holder of Notes and/or Preferred Stock (as the case may be, each a “Noteholder” and collectively the “Noteholders”) of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party (a “Subsequent Financing”), of Common Stock or any debt or equity securities convertible, exercisable or exchangeable into Common Stock; provided, however, prior to delivering to each Noteholder a Rights Notice, the Company shall first deliver to each Noteholder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”) within three (3) Trading Days of receiving an applicable offer, which Pre-Notice shall ask such Noteholder if it wants to review the details of such financing. Upon the request of a Noteholder, and only upon a request by such Noteholder within three (3) Trading Days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) Trading Days after such request, deliver a Rights Notice to such Noteholder. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing (if known), the proposed closing date of the Subsequent Financing, which shall be no earlier than ten (10) Trading Days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Noteholder an option (the “Rights Option”) during the ten (10) Trading Days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether such Noteholder will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing. If any Noteholder elects not to participate in any such Subsequent Financing, the other Noteholder may therein participate on a pro rata basis. For purposes of this Section, all references to “pro rata” means, for any Noteholder electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the number of Notes and/or Preferred Stock, (as the case may be), held by such Noteholder at the Closing by (y) the total number of all of the Notes and/or Preferred Stock (as the case may be), outstanding. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Noteholder within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided that all of the material terms and conditions of the closing are the same as those provided to the Noteholder in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.22(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.22(a) shall not apply to issuances of securities in a Permitted Financing.

(b) For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A “Permitted Financing” shall mean (i) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchasers), (ii) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans that either (x) exist on the date hereof, or (y) do not exceed ten percent (10%) of the outstanding Common Stock of the Company as of the date hereof (such percentage subject to adjustment consistent with the terms of anti-dilution terms of the Note or of the Certificate of Designation, whichever is outstanding as of the time of determination), (iii) any warrants issued to the placement agent and its designees for the transactions contemplated by this Agreement, and (iv) securities issued in connection with a merger, consolidation, acquisition, strategic joint venture, or strategic partnership relationship.

Section 3.24  Issuance of Variable Securities. So long as any Notes and/or Preferred Stock remain outstanding, the Company agrees that it shall not issue any security with a variable conversion price or variable exercise price for a period of two (2) years from the Closing Date.

Section 3.25 Approval of Acquisitions. So long as any Notes and/or shares of Preferred Stock remain outstanding, the Company shall not effect, or agree to effect, an acquisition or buy out of or with any entity (including without limitation the acquisition of a substantial portion of the outstanding securities or assets of another entity other than in the ordinary course of business), or a consolidation or merger of the Company with or into any other corporation or corporations (or other entity or entities), or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, without providing he holders of the Notes and/or Preferred Stock (as the case may be) with ten (10) days’ notice of such transaction.

Section 3.26 Shareholder Approval. The Company shall no later than September 15, 2007 obtain shareholder approval (“Shareholder Approval”) for the filing of the Amended Certificate.

Section 3.27 Subsequent Filings. The Company shall no later than ten (10) calendar days from the date in which they receive Shareholder Approval, file the Amended Certificate and the Certificate of Designations with the Secretary of State of Delaware (the date of such filing, the “Preferred Stock Filing Date”) and inform Purchasers of such filing no later than two (2) business days thereafter.

Section 3.28 Most Favored Nations. If the Company has, on or prior to the date of this Agreement, entered into, or shall in the future enter into, any agreement with any purchaser or holder of capital stock of the Company, by providing such purchaser or holder with any terms that are more favorable than the rights made available to the Purchasers pursuant any terms set out in the Transaction Documents in issue as of the date hereof, the Company shall promptly notify the Purchasers of such terms in writing and Purchasers shall have the right to elect in writing within thirty (30) days of the receipt of such notice to elect to have such terms apply to such Transaction Documents. This provision shall only apply to an equity or convertible debt investment by one or more investors in excess of $2million and shall terminate upon the earlier to occur of (A) one (1) year from the date of this Agreement or (B) at any time Purchasers own in the aggregate less than four (4%) percent of the Company’s outstanding common stock on a fully diluted basis.

ARTICLE IV
Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Securities. The obligation hereunder of the Company to issue and sell the Securities to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Delivery of Purchase Price. The Purchase Price for the Securities has been delivered to the Company.

(e) Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by the Purchasers to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Shares. The obligation hereunder of each Purchaser to acquire and pay for the Securities is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c) No Suspension, Etc. Trading in the Company’s Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Opinion of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit I hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

(g) Registration Rights Agreement. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

(h) Notes and Warrants. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Notes and Warrants being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request).

(i) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(j) Reservation of Shares. So long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) such number of shares of Preferred Stock equal to one hundred twenty percent (120%) of the number of shares of Preferred Stock as shall from time to time be sufficient to effect the entire conversion of the Notes and any interest accrued and outstanding thereon; (ii) a number of shares of common stock, par value $0.0001 per share (the “Common Stock”) equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Notes and/or the Preferred Stock and (iii) as of the date hereof, such number of shares of Common Stock equal to one hundred twenty percent (120%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants then outstanding..

(k) Transfer Agent Instructions. As of the Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit H attached hereto, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(l) Lock-Up Agreement. As of the Closing Date, the persons listed on Schedule 3.20 hereto shall have delivered to the Purchasers a fully executed Lock-Up Agreement in the form of Exhibit F attached hereto.

(m) Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws; each as of the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(n) Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(o) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

ARTICLE V
Stock Certificate Legend

Section 5.1 Legend. Each certificate representing the Notes, Preferred Stock and the Warrants, and, if appropriate, securities issued upon conversion or exercise thereof (or securities issued in connection with Section 1.4, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MARKETING WORLDWIDE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser's Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE VI
Indemnification

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII
Miscellaneous

Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing sentence, the Company shall pay all reasonable attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall be made at the Closing (which fees and expenses shall not exceed $35,000), (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (which fees and expenses shall not exceed $7,500) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. The Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses but only if the Purchasers are successful in any litigation or arbitration relating to such enforcement.

Section 7.2 Specific Enforcement. The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Registration Rights Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority of the Notes and/or Preferred Stock (as the case may be) then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes and/or Preferred Stock (as the case may be) then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Notes and Preferred Stock, as the case may be.

Section 7.4 Rescission and Withdrawal Right.    Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a material right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 7.5 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Juma Technology Corp. 154 Toledo Street Farmingdale, New York 11735 Attention: Chief Executive Officer Tel. No.: (631) 300-1000 Fax No.: (631) 270-1105
with copies to:	Gersten Savage LLP 600 Lexington Avenue, 9th Floor New York, New York 10022 Attention: Jay Kaplowitz, Esq. Tel. No.: (212) 752-9700 Fax No.: (212) 980-5192
If to any Purchaser:
At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel (which copies shall not constitute notice to such purchaser) as set forth on Exhibit A or as specified in writing by such Purchaser.

with copies to:	Sadis & Goldberg LLP 551 Fifth Avenue, 21st Floor New York, New York 10176 Attention: Steven Huttler, Esq. Tel No.: (212) 947-3793 Fax No.: (212) 947-3796

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other parties hereto.

Section 7.6 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.7 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.10 Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of Delaware, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. The parties hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

Section 7.11 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.14 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15 Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Certificate of Designation and the Registration Rights Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

JUMA TECHNOLOGY CORP.

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

EXHIBIT A
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

Names and Addresses of the Purchasers	Investment Amount	Shares & Warrants Purchased
Vision Opportunity Master Fund, Ltd. c/o Vision Opportunity Capital Management, LLC 20 West 55th Street New York, NY 10019 Attn: Antti Uusiheimala	$5,000,000	$5,000,000 principal amount of Note Series A Warrant: 8,333,333 Series B Warrant: 2,777,778 Series C Warrant: 2,777,778

i

EXHIBIT B
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF NOTE

EXHIBIT C
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF CERTIFICATE OF DESIGNATION

EXHIBIT D-1
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF SERIES A WARRANT

EXHIBIT D-2
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF SERIES B WARRANT

v

EXHIBIT D-3
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF SERIES C WARRANT

EXHIBIT E
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT F
to the
NOTE AND WARRANT STOCK PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF LOCK -UP AGREEMENT

EXHIBIT G
to the
NOTE AND WARRANT PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

AMENDED CERTIFICATE OF INCORPORATION

EXHIBIT H
to the
NOTE AND WARRANT PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[NAME AND ADDRESS OF TRANSFER AGENT]
Attn: ____________________________

Re: Juma Technology Corp.

Ladies and Gentlemen:

Reference is made to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of August 16, 2007, by and among Juma Technology Corp., a Delaware corporation (the “Company”), and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company is issuing to the Purchasers 6% Convertible Notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Notes and/or the Preferred Stock (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Notes and/or the Preferred Stock, a copy of the Note, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Stock being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR MARKETING WORLDWIDE CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

x

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,

JUMA TECHNOLOGY CORP.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:
[TRANSFER AGENT]

By:
Name: Title: Date:

EXHIBIT I
CONVERSION NOTICE
JUMA TECHNOLOGY CORP.

(To be Executed by the Registered Holder in order to Convert the Note)

In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Note into such number of shares of Common stock, of Juma Technology Corp., a Delaware corporation (the “Company”), indicated below:

Date of Conversion: ___________________________________________________________

Applicable Conversion Price:______________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Conversion__________________________________________

Dated: ____________________	Signature: ___________________________________________________________
Address:___________________________________________________________
___________________________________________________________
___________________________________________________________

EXHIBIT II
CONVERSION NOTICE
JUMA TECHNOLOGY CORP.

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Juma Technology Corp. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), of Juma Technology Corp., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion: ____________________________________________________________

Number of Preferred Stock to be converted: ___________________________________________

Stock certificate no(s). of Preferred Shares to be converted: _______________________________

The Common Stock have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES ☐  NO ☐

Please confirm the following information:

Conversion Price: ____________________________________________________________

Number of shares of Common Stock to be issued: ______________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _____________________________

Please issue the Common Stock into which the Preferred Stock are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:	____________________________________________________________ ____________________________________________________________ Facsimile No.: ____________________________________________________________
Authorization: ____________________________________________________________

By: ____________________________________________________________ Title: ____________________________________________________________ Dated: ____________________________________________________________

EXHIBIT III
FORM OF EXERCISE NOTICE
JUMA TECHNOLOGY CORP.

The undersigned_______________, pursuant to the provisions of the within Warrant, hereby elects to purchase ______ shares of Common Stock of Juma Technology Corp. covered by the within Warrant.

Dated: ____________________	Signature: ___________________________________________________________

Address: ___________________________________________________________
___________________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

ASSIGNMENT

FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto _____________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated: ____________________	Signature: ___________________________________________________________

Address: ___________________________________________________________
___________________________________________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto _____________________ the right to purchase ___________________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated: ___________________	Signature: ___________________________________________________________

Address: ___________________________________________________________
___________________________________________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-__________ canceled (or transferred or exchanged) this _______ day of ______________, _______, shares of Common Stock issued therefor in the name of __________________________, Warrant No. W-_________ issued for ______________ shares of Common Stock in the name of ______________________.

EXHIBIT IV
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[NAME AND ADDRESS OF TRANSFER AGENT]
Attn: ____________________________

Re: Juma Technology Corp.

Ladies and Gentlemen:

We are special counsel to Juma Technology Corp., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of August 16, 2007, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers 6% convertible promissory notes (the “Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), dated as of August 16, 2007, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes, the Preferred Stock underlying the Notes and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on ________________, 2007, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY COUNSEL]

By:

cc: [LIST NAMES OF PURCHASERS]

EXHIBIT I
to the
NOTE AND WARRANT PURCHASE AGREEMENT FOR
JUMA TECHNOLOGY CORP.

FORM OF OPINION OF COUNSEL

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, which the failure to so qualify could have a Material Adverse Effect on the Company.

2. Each of the following Subsidiaries of the Company (the “Subsidiaries”) is a corporation, duly organized and in good standing under the laws of [Insert State]: [Insert Subsidiary Name]

3. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes, the Warrants, the Preferred Stock issuable upon conversion of the Notes, the Common Stock issuable upon conversion of the Notes and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Notes and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Notes and the Preferred Stock and exercise of the Warrants are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

4. The Notes and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes and/or the Preferred Stock and exercise of the Warrants, have been duly authorized and reserved for issuance, and, when delivered upon exercise or payment in full as provided in the Warrants will be validly issued, fully paid and nonassessable.

5. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of Notes, the Warrants, the Preferred Stock issuable upon conversion of the Notes and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants do not (i) violate any provision of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

6. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Stock, the Warrants or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants other than the Certificate of Designation and the Registration Statement.

7. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. To our knowledge, there is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

8. Based upon the representations of the Purchaser, the offer, issuance and sale of the Notes and the Warrants and the offer, issuance and sale of the shares of Preferred Stock issuable upon conversion of the Notes and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants pursuant to the Purchase Agreement, the Certificate of Designation and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act.

9. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

[COMPANY COUNSEL]

By: